UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2018

Herbalife Ltd.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	1-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman Cayman Islands		KY1-1106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, Results of Operations and Financial Condition.

On February 22, 2018, Herbalife Ltd. (the “Company”) issued a press release announcing its financial results for its fourth quarter and fiscal year ended December 31, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2018, the Company announced that its Board of Directors (the “Board”) appointed John DeSimone, Co-President and Chief Strategic Officer, Dr. John Agwunobi, the Company’s Co-President and Chief Health and Nutrition Officer and Shin-Shing Bosco Chiu, the Company’s Chief Financial Officer. Each appointment will be effective May 1, 2018.

Mr. DeSimone and Dr. Agwunobi will be succeeding Des Walsh, who will be transitioning into his new position as the Company’s Executive Vice-Chair, and Mr. Chiu will be succeeding Mr. DeSimone.

Mr. DeSimone, age 51, has served as the Company’s Chief Financial Officer since December 2009. Prior to his appointment as Chief Financial Officer, Mr. DeSimone served as the Company’s Senior Vice President, Finance and Distributor Operations since January 2009 and the Company’s Senior Vice President, Corporate Financial Planning and Analysis since October 2007. In connection with his appointment, Mr. DeSimone will have: (i) effective May 1, 2018, an annual salary of $619,000 and a target annual cash incentive equal to 75% of his base salary, subject to actual performance; and (ii) effective February 26, 2018, a long-term incentive award consisting of performance stock units with a grant date fair value of $960,000 and time-vested restricted stock units with a grant date fair value of $320,000. Additionally, Mr. DeSimone will be eligible to receive severance compensation on the same terms and conditions as set forth in his severance agreement currently in effect.

Since February 2016, Dr. Agwunobi, age 53, has served as the Company’s Chief Health and Nutrition Officer. Prior to joining the Company, Dr. Agwunobi served as an advisor to Shopko Stores Operating Co. LLC from June 2015 to November 2016 and as a member of the “Future” Panel of Leavitt Partners LLC from April 2014 to February 2016. Dr. Agwunobi also served as Senior Vice President and President Health and Wellness for Walmart Stores, Inc. from September 2007 to April 2014. In connection with his appointment, Dr. Agwunobi will have: (i) effective May 1, 2018, an annual salary of $525,000 and a target annual cash incentive equal to 75% of his base salary, subject to actual performance; and (ii) effective February 26, 2018, a long-term incentive award consisting of performance stock units with a grant date fair value of $960,000 and time-vested restricted stock units with a grant date fair value of $320.000. Additionally, effective on May 1, 2018, Dr. Agwunobi will participate in the Herbalife International of America, Inc. Executive Officer Severance Plan in accordance with the terms and conditions thereof.

Mr. Chiu, age 51, has served as the Company’s Senior Vice President and Principal Accounting Officer since November 1, 2011. Prior to his appointment as the Company’s Senior Vice President and Principal Accounting Officer, Mr. Chiu served as the Company’s Vice President, Controller and Principal Accounting Officer from August 2010 through October 2011, the Company’s Vice President, Controller from November 2006 until July 2010, the Company’s Senior Director, Assistant Corporate Controller from May 2006 until November 2006, the Company’s Senior Director, Financial Reporting from December 2001 until May 2006, the Company’s Director, Financial Reporting from December 1999 until December 2001, the Company’s Senior Manager, International Accounting from May 1998 until December 1999, the Company’s Manager, International Accounting from January 1997 until May 1998, the Company’s Supervisor, International Accounting from January 1996 through December 1996, and the Company’s Senior International Accountant from August 1993 through December 1995. In connection with his appointment, Mr. Chiu will have: (i) effective May 1, 2018, an annual salary of $430,000 and a target annual cash incentive equal to 60% of his base salary, subject to actual performance; and (ii) effective February 26, 2018, a long-term incentive award consisting of performance stock units with a grant date fair value of $487,500 and time-vested restricted stock units with a grant date fair value of $162,500. Additionally, effective on May 1, 2018, Mr. Chiu will participate in the Herbalife International of America, Inc. Executive Officer Severance Plan in accordance with the terms and conditions thereof.

Each of Messrs. DeSimone and Chiu and Dr. Agwunobi, is not a party to any transaction required to be disclosed pursuant to
Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

The Company’s 2018 Annual General Meeting of Shareholders will be held on April 24, 2018.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Herbalife Ltd. on February 22, 2018.

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Press Release issued by Herbalife Ltd. on February 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

February 22, 2018	By:	/s/ JOHN G. DESIMONE
		Name:	John G. DeSimone
		Title:	Chief Financial Officer